EXHIBIT 99.1

The Board of Directors

HealthMont, Inc.:

We have audited the accompanying consolidated balance sheet of HealthMont, Inc. (the “Company”) and subsidiaries as of September 30, 2003, and the related consolidated statements of income, stockholders’ deficit and cash flows for the six months then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries as of September 30, 2003, and the results of their operations and their cash flows for the six months then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, on October 3, 2003, the Company was acquired by SunLink Health Systems, Inc.

December 17, 2003

/s/ Deloitte & Touche, LLP

Atlanta, Georgia

HEALTHMONT, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

September 30, 2003

(Dollars and shares in thousands, except per share information)

Assets	2003
Current assets:
Cash and cash equivalents	$95
Patient accounts receivable, net of allowance for doubtful accounts of $1,255	2,116
Inventory	611
Prepaid expenses and other current assets	386

Total current assets	3,208
Property and equipment, net	10,672
Notes receivable and other assets	345

Total assets	$14,225

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Current portion of capital lease obligations	$282
Current portion of long-term debt	461
Revolving loan agreement	2,807
Accounts payable and accrued expenses	6,061
Estimated third-party payor settlements	26

Total current liabilities	9,637
Capital lease obligations, excluding current portion	700
Long-term debt, excluding current portion	4,025
Due to related party	1,600
Common stock put warrants	261
Other long-term liabilities	74

Total liabilities	16,297

Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $.01 par value, 100,000 shares authorized; no shares issued and outstanding	—
Common stock, $.01 par value, 100,000 shares authorized; 7,117 shares issued and outstanding at September 30, 2003	71
Additional paid-in capital	8,816
Common stock warrants	191
Accumulated deficit	(11,073)
Treasury stock, 250 shares at September 30, 2003 at cost	(3)
Stock subscriptions receivable	(74)

Total stockholders’ equity (deficit)	(2,072)

Total liabilities and stockholders’ equity (deficit)	$14,225

HEALTHMONT, INC. AND SUBSIDIARIES

Consolidated Statement of Operations

Six Months Ended September 30, 2003

(Dollars and shares in thousands, except per share information)

2003
Revenues:
Net patient service revenue	$14,323
Other revenue	222

Net operating revenues	14,545

Expenses:
Salaries and benefits	6,508
Professional fees	2,886
Supplies	1,564
Provision for doubtful accounts	1,592
General and administrative	1,026
Other	2,280
Depreciation and amortization	384
Interest	607
Loss on sale of assets	223

17,070

Loss before income taxes	(2,525)
Income taxes	—

Net Loss	$(2,525)

Net loss per common share:
Basic and diluted	$(0.35)

Weighted average number of common shares outstanding:
Basic and diluted	7,117

See accompanying notes to consolidated financial statements.

HEALTHMONT, INC. AND SUBSIDIARIES

Consolidated Statement of Stockholders’ Equity (Deficit)

Six months ended September 30, 2003

(Dollar amount in thousands)

	Common stock	Additional paid-in capital	Common stock warrants	Accumulated deficit	Treasury stock	Stock subscriptions receivable	Total stockholders’ equity
Balance as of April 1, 2003	$71	$8,816	$191	$(8,548)	$(3)	$(74)	$453
Net loss				(2,525)			(2,525)

Balance as of September 30, 2003	$71	$8,816	$191	$(11,073)	$(3)	$(74)	$(2,072)

See accompanying notes to consolidated financial statements.

HEALTHMONT, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Six months ended September 30, 2003

(Dollars in thousands)

2003
Cash flows from operating activities:
Net loss from continuing operations	$(2,525)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	384
Amortization of debt discount	157
Changes in operating assets and liabilities:
Patient accounts receivable	573
Inventory	7
Prepaid expenses and other current assets	875
Notes receivable and other assets	207
Accounts payable and accrued expenses	(385)
Estimated third-party payor settlements	24
Other long-term liabilities	(254)

Net cash used in operating activities	(937)

Cash flows from investing activities:
Purchase of property and equipment	(189)

Net cash used in investing activities	(189)

Cash flows from financing activities:
Proceeds from note payable to SunLink Health Systems, Inc.	1,600
Repayment of long-term debt	(303)
Payments on revolving line of credit, net	(219)
Repayment of capital lease obligations	(136)

Net cash provided by financing activities	942

Net decrease in cash	(184)
Cash and cash equivalents at beginning of period	279

Cash and cash equivalents at end of period	$95

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$443

See accompanying notes to consolidated financial statements.

(1)	Organization and Summary of Significant Accounting Policies

(a)	Organization and Description of Business

HealthMont, Inc. (“the Company”) operates acute care hospitals throughout the United States. The Company was formed on February 15, 2000 to capitalize on opportunities to be the principal provider of quality, cost-effective health care services in the non-urban communities in which it operates. The initial capital contribution occurred on August 31, 2000 concurrent with the acquisition of the Company’s first four hospitals. Accordingly, the Company’s operations began on September 1, 2000. The Company’s hospitals offer a wide range of inpatient and outpatient medical and surgical services and also provide other health care services, including general and geriatric psychiatry, rehabilitation, and occupational medicine. As part of developing a community health care delivery system, the Company’s hospitals also operate satellite clinics. All of the Company’s hospitals are accredited by either the Joint Commission on Accreditation of Healthcare Organizations (JCAHO), the American Osteopathic Association (AOA) or both.

(b)	Principles of Consolidation

The consolidated financial statements include the financial statements of HealthMont, Inc. and all wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

(c)	Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(d)	Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

(e)	Patient Accounts Receivable

Patient accounts receivable consist of amounts owed by various governmental agencies, insurance companies and patients, net of allowances for doubtful accounts and contractual adjustments. The Company’s estimate of the allowance for doubtful accounts is based primarily on the Company’s historical collection experience for each type of payor. The allowance amount is computed by applying allowance percentages to amounts included in specific payor and aging categories of patient accounts receivable. The Medicare and Medicaid regulations and various managed care contracts under which contractual adjustments must be calculated are complex and are subject to interpretation and adjustment. The Company estimates the allowance for contractual adjustments on a payor-specific basis based on historical payment percentages. These calculations are adjusted monthly based on actual payment history.

(f)	Inventory

Inventory is composed primarily of drugs and medical supplies and is stated at the lower of cost, determined on a first-in, first-out basis, or market.

(g)	Property and Equipment

Property and equipment are recorded at cost. Routine maintenance and repairs are charged to expense as incurred. Expenditures for major improvements that extend useful lives or increase values are capitalized. Assets under capital leases are stated at the present value of the minimum lease payments. Depreciation is computed on a straight-line basis over the estimated useful life of each class of depreciable assets as follows: land improvements — 10 years; buildings and improvements — 20 to 40 years; equipment and fixtures — 4 to 10 years. Assets under capital leases are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset. Such amortization is included in depreciation and amortization in the accompanying consolidated financial statements.

(h)	Other Assets

Other assets consist primarily of deferred financing costs and various vendor deposits. Deferred financing costs incurred in conjunction with the Company’s credit agreements are being amortized on a straight-line basis over the lives of the agreements. Gross deferred financing costs were $1,029 at September 30, 2003. Accumulated amortization was $931 at September 30, 2003.

(i)	Impairment of Long-Lived Assets

The Company adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, as of April 1, 2002. SFAS No. 144 provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset held for sale, broadens the scope of business to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations.

In accordance with SFAS No. 144, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the consolidated balance sheet and reported at the lower of carrying amount or fair value less costs to sell, and would no longer be depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the consolidated balance sheet.

(j)	Net Patient Service Revenue

Patient service revenue is recorded based on established billing rates minus estimated contractual adjustments. Revenue is recorded during the period the health care services are provided, based upon the estimated amounts due from the patients and third-party payers, including Federal and state agencies, managed care health plans, commercial insurance companies and employers. The contractual adjustments for Medicare and Medicaid contractual allowances are based primarily on prospective payment systems. Contractual adjustments for retrospectively cost-based revenues, which were more prevalent in earlier periods, are estimated based on historical and current factors and are adjusted in future periods when settlements of filed cost reports are received. Estimates of contractual adjustments under managed care health plans are based upon the payment terms specified in the related contractual agreement. Managed care agreements’ contractual payment terms are generally based upon predetermined rates per diagnosis, per diem rates or discounted fee-for-service rates. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined.

The Company is not aware of any material claims, disputes, or unsettled matters with third party payors except as recorded in these consolidated financial statements. There were no material settlements with third party payors during the six months ended September 30, 2003, which resulted in a material financial statement effect.

(k)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the cumulative loss history of the Company, management cannot conclude that it is more likely than not the Company will realize the benefits of these deductible differences at September 30, 2003, and as a result has established an allowance for the net tax assets.

(l)	Stock Option Plan

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation an Interpretation of APB Opinion No. 25, issued in March 2000, to account for its fixed plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment of FASB Statement No. 123. This Statement amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements. Certain of the disclosure modifications are required for fiscal years ending after December 15, 2002 and are included in the notes to these consolidated financial statements.

No compensation cost has been recognized by the Company for its stock options in the accompanying consolidated financial statements. Had the Company determined compensation cost based upon the fair value at the grant date for its stock options under SFAS No. 123, the Company’s net loss and net loss per common share would have been as follows for the six months ended September 30, 2003:

Net loss, as reported	$(2,525)
Deduct total stock-based employee compensation expense determined under the fair-value method for all awards, net of tax	(7)

Pro forma net loss	$(2,532)

Net loss per share:
Basic and diluted, as reported:	$(0.35)

Basic and diluted, pro forma	$(0.36)

(m)	Loss Per Share

Basic loss per common share is computed based on the weighted average shares outstanding and excludes any potential dilution. Diluted loss per common share was the same as basic loss per common share for the period presented since the effect of any potentially dilutive securities is excluded as they are anti-dilutive because of the Company’s net losses.

(n)	Comprehensive Loss

Comprehensive loss generally includes all changes to equity during a period excluding those resulting from investments by stockholders and distributions to stockholders. Comprehensive loss was the same as net loss for the period presented.

(2)	Subsequent Event – Acquisition by SunLink Health Systems, Inc.

On October 3, 2003, the Company completed an Agreement and Plan of Merger and related agreements, dated as of October 15, 2002 and amended on March 24, 2003 and June 30, 2003, with SunLink Health System Inc. (“SunLink”) and a wholly-owned subsidiary of SunLink (collectively referred to as the Merger Agreement). Pursuant to the Merger Agreement the Company combined with SunLink through the merger of the Company with and into SunLink’s wholly-owned subsidiary. Each share of Company common stock outstanding at the time of the merger was converted into the right to receive .1810 shares of SunLink common stock, as set forth in the Merger Agreement.

In connection with the March 24, 2003 amendment to the Merger Agreement, the Company entered into a $1,100 loan agreement with SunLink. In connection therewith, the Company issued to SunLink warrants to purchase 135 shares of Company common stock at $0.01 per share. The Company also entered into a management agreement with SunLink pursuant to which SunLink managed the Company’s hospitals in Adel, Georgia and Fulton, Missouri for a fee of $80 per month. In connection with June 30, 2003 amendment to the Merger Agreement, the amount of the loan from SunLink to the Company was increased to $1,600 and the management agreement was extended through the date of the closing of the Merger Agreement.

On March 24, 2003, as a condition to the $1,100 loan from SunLink, the Company divested its interest in the Dolly Vinsant Memorial Hospital in San Benito, Texas. This divestiture was completed through the distribution of all of the outstanding shares of the Company’s wholly-owned subsidiary, HealthMont of

Texas, Inc. (the parent company of HealthMont of Texas I, LLC, the owner and operator of the hospital) to Timothy S. Hill, the Company’s chief executive officer, in exchange for 250,000 shares of the Company’s common stock owned by Mr. Hill. In addition, the Company, as part of the redemption, paid Mr. Hill an amount equal to 25% of the fair market value of the HealthMont of Texas shares, approximately $25. Immediately prior to the completion of the divestiture, the Company made a commitment to HealthMont of Texas in the form of a $275 promissory note, payable generally at the closing of the merger.

In connection with the merger, SunLink assumed the Company’s debt, which was $8,275 at September 30, 2003. The Company obtained consent of its senior lender to the merger and the modification of certain terms of the Company’s senior debt totaling $4,486 at September 30, 2003, including an extension of the maturity date of the two mortgage loans to August 31, 2005.

As a result of the modifications with the terms of this debt, the Company was in compliance with debt covenants as of the date of the merger.

(3)	Net Patient Service Revenue

The Company has agreements with third-party payors that provide for payments to the Company at amounts different from its established rates. A summary of the payment arrangements with major third-party payors follows:

(a)	Medicare

Inpatient acute care services rendered to Medicare program beneficiaries are paid at prospectively determined rates per discharge. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Inpatient nonacute services related to Medicare beneficiaries are paid based on a lower of cost or Tefra reimbursement method. Effective August 1, 2000, the Medicare program implemented a prospective payment system for hospital outpatient services known as the Ambulatory Payment Classification (APC) system. Under the APC system, outpatient services are classified into an APC category based on the CPT-4 Code for the service provided and payment for the APC category is determined using prospectively determined Federal payment rates adjusted for regional wage differences. The Company is reimbursed for cost reimbursable items at a tentative rate with final settlement determined after submission of annual cost reports by the Company and audit thereof by the Medicare fiscal intermediary. The Company’s classification of patients under the Medicare program and the appropriateness of their admission are subject to an independent review by a peer review organization under contract with the Company.

(b)	Medicaid

The Company operates under Medicaid programs in two states, which generally provide that inpatient services rendered to Medicaid beneficiaries are paid at prospectively determined rates per day for a covered period of days. Certain outpatient services related to Medicaid are reimbursed based upon a provider prospective system (PPS fee schedule). Final reimbursement rates and amounts for these services will be determined after submission of annual cost reports by the Company and audits by third-party intermediaries. Other outpatient services are reimbursed based on a fee schedule.

(c)	Other

The Company has also entered into payment agreements with certain insurance carriers, health maintenance organizations, and preferred provider organizations. The basis for payment to the Company under these agreements includes prospectively determined rates per discharge, discounts from established charges, and prospectively determined daily rates.

Final determination of amounts earned under the Medicare, Medicaid, and other third-party payor programs often occur in subsequent years because of audits by the programs, rights of appeal and the application of numerous technical provisions. While the ultimate collection cannot be determined at this time, management is of the opinion that the final determination of the amounts earned will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

(d)	Business and Credit Concentrations

In the course of providing health care services through its inpatient and outpatient care facilities, the Company grants credit to patients and generally does not require collateral or other security in extending credit; however, it routinely obtains assignment of (or is otherwise entitled to receive) patients’ benefits payable under their health insurance programs, plans or policies (e.g., Medicare, Medicaid, Blue Cross, health maintenance organizations, preferred provider organizations and commercial insurance policies).

As of September 30, 2003, the Company had net receivables from Medicare of $799, respectively, and from Medicaid of $303, respectively. Approximately 58% of net patient service revenues are from participation in the Medicare and state sponsored Medicaid programs for the six-month period ended September 30, 2003, respectively.

(4)	Property and Equipment

A summary of property and equipment as of September 30, 2003 is as follows:

2003
Land	$2,093
Building and improvements	6,883
Equipment and fixtures	3,543

12,519
Less accumulated depreciation and amortization	1,847

$10,672

Included in buildings and improvements and equipment and fixtures are buildings and equipment held under capital leases of $1,479 as of September 30, 2003. Related accumulated amortization was $373 as of September 30, 2003.

(5)	Lease Obligations

The Company leases various equipment under leases that have been capitalized. In addition, the Company leases other various equipment under noncancelable operating leases. A summary of future minimum lease payments due under the operating leases and the present value of future minimum lease payments for the capitalized leases as of September 30, 2003 are as follows:

	Capital	Operating
Year ending September 30:
2004	$342	$224
2005	339	86
2006	296	24
2007	107	6
2008	15

	1,099	$340

Less interest at rates ranging from 4.4% to 9.6%	117

Capital lease obligations	$982

Lease expense was $283 for the six-month period ended September 30, 2003.

(6)	Revolving Loan Agreement

On August 31, 2000, the Company entered into a revolving loan agreement with Heller Healthcare Finance, Inc. (Heller) for an amount up to $8,000 for general corporate purposes, including working capital. All of the receipts of the Company are required to be deposited with Heller as payments on the revolving loan, and operations expenses are drawn directly out of the revolving loan facility. Although the revolving loan is for an amount up to $8,000, the amount available at any given time is based upon several factors, including the liquidity, as defined, of the patient accounts receivable. As of September 30, 2003, the Company had no unused availability on its revolver. As of September 30, 2003, the Company had borrowings under the revolving loan of $2,807 bearing interest at prime plus 1.5% (5.5% as of September 30, 2003), with the total borrowings due in August 2005. The revolving loan is secured by the personal property of the Company and letters of credit guaranteed by certain shareholders. In compliance with the Emerging Issues Task Force (EITF) Issue No. 95-22, Balance Sheet Classification of Borrowings Outstanding Under Revolving Credit Agreements that Include Both a Subjective Acceleration Clause and a Lock-Box Arrangement, the revolving loan agreement is classified as short-term debt in the accompanying consolidated financial statements. The agreement also requires the Company to maintain compliance with certain financial covenants and ratios. As stated in Note 2, in connection with the merger, SunLink assumed the Company’s debt. The Company obtained consent of its senior lender to the merger and the modification of certain terms of the Company’s senior debt. As a result of the modifications with the terms of this debt, the Company was in compliance as of the date of the merger.

(7)	Long-Term Debt

On August 31, 2000, the Company entered into a $5,000 mortgage loan agreement with Heller to provide funding for acquisitions of health care facilities. As of September 30, 2003, the Company had borrowings under the mortgage loan of $2,926 bearing interest at prime plus 2.0% (6.00% as of September 30, 2003), payable in quarterly principal installments of approximately $83 plus interest, with the remaining unpaid balance of $2,262 due on August 31, 2005. The mortgage loan is secured by the real and leased property of the Company. The agreement includes significant covenants that, among other things, restrict the Company’s ability to dispose of assets, incur additional indebtedness, pay dividends on or repurchase the Company’s securities, merge or consolidate, and engage in transactions with affiliates. The agreement also requires the Company to maintain compliance with certain financial covenants and ratios. As stated in Note 2, in connection with the merger, SunLink assumed the Company’s debt. The Company obtained consent of its senior lender to the merger and the modification of certain terms of the Company’s senior debt.

A common stock put warrant was issued to Heller in conjunction with the $5,000 mortgage loan and the revolving loan agreement (Note 6). The warrant includes a put-option feature which allows the holder to put the instrument back to the Company for a cash settlement equal to fair market value, as determined by independent appraisals, of the warrant shares. Accordingly, the $261 estimated fair value of such warrant, as determined using the Black Scholes model, has been recorded in the accompanying financial statements as a liability and discount on the related debt in accordance with EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. The debt discount is being amortized through charges to interest expense using the straight-line method over the life of the facility. As of September 30, 2003, the unamortized discount was $0.

On December 31, 2000, the Company entered into a $1,900 mortgage loan agreement with Heller for the purchase of Callaway Community Hospital. As of September 30, 2003, the Company had borrowings under the mortgage loan of $1,560, bearing interest at prime plus 2.0% (6.00% as of September 30, 2003), payable in quarterly principal installments of approximately $32 plus interest, with the remaining unpaid balance of $1,304 due on August 31, 2005. The mortgage loan is secured by the real and leased property of the Company. The agreement also requires the Company to maintain compliance with certain financial covenants and ratios. As stated in Note 2, in connection with the merger, SunLink assumed the Company’s debt. The Company obtained consent of its senior lender to the merger and the modification of certain terms of the Company’s senior debt. As a result of the modifications with terms of this debt, the Company was in compliance with debt covenants as of the date of the merger.

The aggregate maturities of long-term debt (cash obligations) as of September 30, 2003 are as follows:

2004	$461
2005	461
2006	3,564
2007	—
2008	—
Thereafter	—

$4,486

(8)	Note Payable to SunLink

In connection with the March 24, 2003 and June 30, 2003 amendments to the Merger Agreement, the Company entered into a $1,600 loan agreement with SunLink. At September 30, 2003, the balance of the facility was $1,600. The loan bears interest at 15% and is payable December 31, 2004. In connection with the loan agreement with SunLink, a common stock warrant to purchase 135 shares of the Company’s stock at $.01 per share was issued to SunLink. The warrant expires on March 24, 2013. In addition, the Company is contingently obligated to issue warrants to purchase 270 additional shares at both the six and twelve month anniversary of the termination date of the Merger Agreement. The warrant includes a put-option feature which allows the holder to put the warrant shares back to the Company for a cash settlement equal to fair market value, as determined by independent appraisals, of the warrant shares. Accordingly, the $58 estimated fair value of such warrant, as determined using the Black Scholes model, has been recorded in the accompanying financial statements as a liability and discount on the related debt in accordance with EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. The debt discount is being amortized through charges to interest expense using the straight-line method over the life of the facility. As of September 30, 2003, the unamortized discount was approximately $58.

(9)	Stockholders’ Equity (Deficit)

(a)	Stock Options

In October 2000, the Company adopted a stock option plan (the Plan) pursuant to which the Company has reserved 825 shares of common stock for stock option grants to directors, key employees and shareholders with exercise prices equal to the estimated fair market value of the Company’s common stock on the date of grant. Stock options generally vest ratably over a period of five years and are exercisable for ten years from grant date. Stock options that were granted to nonemployee directors vested 100% at grant date.

As of September 30, 2003, there were approximately 572 shares, respectively, available for grant under the Plan.

Stock option activity is as follows:

		Weighted
	Number	average
	of shares	exercise price
Balance as of March 31, 2003	279	2.38
Granted	—	—
Forfeited	(26)	2.25

Balance as of September 30, 2003	253	2.41

As of September 30, 2003, the number of options exercisable was 135 and the weighted average exercise price was $2.23. As of September 30, 2003, the range of exercise prices and weighted average remaining contractual life of outstanding options was $1.82 – $2.75 and 7.5 years, respectively.

On October 3, 2003, as part of the merger with SunLink, options for 105 shares were converted to 19 options of SunLink shares. The remaining outstanding options were canceled at the merger date.

(b)	Common Stock Put Warrants

In connection with the $5,000 mortgage loan and the revolving loan discussed in Notes 5 and 6, the Company issued a put warrant to purchase up to 145 shares of common stock at $0.004 per share. The warrant expires August 31, 2005.

In connection with the March 24, 2003 amendment to the Merger Agreement, discussed in Note 6, the Company entered into a $1,100 loan agreement with SunLink. In connection therewith, the Company issued to SunLink warrants to purchase 135 shares of Company common stock at $0.01 per share. The warrant expires March 24, 2013.

(c)	Common Stock Warrants

In connection with obtaining several letters of credit (LOCs) from a financial institution, certain key officers and Board members of the Company pledged personal assets to secure the LOCs, and the

Company issued stock warrants to these individuals to purchase up to 660 shares of common stock at $1.25 per share. The warrants expire September 30, 2005. The estimated fair value of such warrants of $191, as determined using the Black Scholes model, has been recorded in the accompanying financial statements as permanent equity and deferred loan costs in accordance with EITF No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.

(10)	Retirement Plan

The Company sponsors a 401(k) plan for its employees. All employees who have been employed at least six months and are at least 20½ years of age are eligible for the plan. The Company may match employee contributions at the discretion of the board of directors. There was no 401(k) plan expense for the six-month period ended September 30, 2003.

(11)	Income Taxes

The components of income tax expense for the six-month period ended September 30, 2003 as follows:

	Current	Deferred	Total
2003:
Federal	$—	—	—
State	—	—	—

	$—	—	—

The actual income tax expense differs from the “expected” tax benefit (computed by applying the U.S. federal corporate income tax rate of 34% to earnings before income taxes) as a result of the following:

2003
Computed “expected” tax benefit	$(859)
Increase in income taxes resulting from:
Non deductible expenses	1
State income taxes, net of federal income tax benefit	—
Change in valuation allowance related to federal deferred tax assets	858
Other	—

$0

The tax effects of temporary differences that give rise to significant portions of the deferred tax asset as of September 30, 2003, are presented below:

2003
Deferred tax assets:
Allowance for doubtful accounts	$446
Accrued vacation	20
Net operating loss carryforward	2,785

Deferred tax assets	3,251

Less valuation allowance	(2,910)

Net deferred tax assets	341

Deferred tax liability – property and equipment, principally due to differences in depreciation	341

Net deferred tax asset	$0

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the cumulative loss history of the Company, management cannot conclude that it is more likely than not the Company will realize the benefits of these deductible differences at September 30, 2003, and as a result has established an allowance for the net tax assets.

At September 30, 2003, the Company has net operating loss carryforwards for federal income tax purposes of $7,135 and state net operating losses of approximately $5,868 which are available to offset future taxable income. The state net operating losses begin to expire in 2016, and the federal net operating losses expire in 2022 and 2023.

(12)	Contingencies

The Company is subject to various claims and legal actions which arise in the ordinary course of business, certain of which could be material. In the opinion of management, the ultimate resolution of such matters will be adequately covered by insurance and will not have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.

In August 1996, Congress approved the Health Insurance Portability and Accountability Act of 1996 (Act). Under the Act, the federal government was given substantial resources and authority for the completion of fraud and abuse investigations, and the Act has established substantial fines and penalties for offenders. Management continues to implement policies, procedures and a compliance overview organizational structure to enforce and monitor compliance with this Act and other government statutes and regulations. The Company’s compliance with such laws and regulations is subject to future government review and interpretations, as well as regulatory actions unknown or unasserted at this time. While the outcome cannot be determined at this time, management is of the opinion that liability, if any, from such reviews will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.